Exhibit 99.3

AGBA Group updates on Financial Projections showing Acceleration to Profitability within Months

HONG KONG, Aug. 30, 2023 (GLOBE NEWSWIRE) -- NASDAQ-listed, AGBA Group Holding Limited (“AGBA”, “The Group”), the leading one-stop financial supermarket in Hong Kong, today released an update to its financial projections.

The revised financial projections take into account external factors, such as the global slowdown and its impact on Hong Kong’s growth trajectory, as well as strategic management actions aimed at driving revenue growth and improving platform efficiencies through material cost cuts.

With the global economic landscape presenting challenges, AGBA Group’s management has proactively reevaluated its financial projections to ensure resilience and adaptability. The Group recognizes the need to navigate the evolving market conditions and has adjusted its forecasts which were originally published on April 14, 2023 accordingly.

The updated financial projections incorporate the management’s focused initiatives to drive scale and efficiency, while continuing to build capacity. AGBA Group aims to continue the upward trajectory of revenue growth by concentrating on core distribution channels, leveraging its strengths, and capitalizing on emerging opportunities. Simultaneously, the group has implemented material cost cuts to enhance platform efficiencies and ensure sustainable profitability.

Wing-Fai Ng, Group President, AGBA Group Holding Limited said “We maintain our commitment to delivering value to our stakeholders, even amidst external uncertainties.” He added, “Through strategic alignment aimed at mitigating the effects of the current economic slowdown and optimizing our operations, we possess the confidence to achieve enhanced margins and expedite our journey towards reaching break-even.”

As a result of the current economic slowdown in the region, we have revised our financial projections but now expect we will deliver a lower loss for the fiscal year 2023 compared to previous forecasts. The strategic initiatives undertaken by the management team are anticipated to yield favorable results, enabling the group to achieve profitability sooner than previously anticipated.

AGBA Group remains resolute in its dedication to innovation, customer satisfaction, and sustainable growth. By adapting to market dynamics and implementing targeted measures, the group is well-prepared to overcome challenges and provide enduring value to its clients, shareholders, and employees.

For a detailed review of comparable companies and the latest presentation, please refer to the latest disclosures section available on our website at www.agba.com/ir

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Safe Harbor Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; the outcome of any legal proceedings that may be instituted against us following the consummation of the business combination; expectations regarding our strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities; reputation and brand; the impact of competition and pricing; government regulations; fluctuations in general economic and business conditions in Hong Kong and the international markets the Company plans to serve and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC, the length and severity of the recent coronavirus outbreak, including its impacts across our business and operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward–looking statements to reflect events or circumstances that arise after the date hereof.

About AGBA Group:

Established in 1993, AGBA Group Holding Limited (NASDAQ: “AGBA”) is a leading one-stop financial supermarket based in Hong Kong offering the broadest set of financial services and healthcare products in the Guangdong-Hong Kong-Macao Greater Bay Area (GBA) through a tech-led ecosystem, enabling clients to unlock the choices that best suit their needs. Trusted by over 400,000 individual and corporate customers, the Group is organized into four market-leading businesses: Platform Business, Distribution Business, Healthcare Business, and Fintech Business.

For more information about AGBA, please visit www.agba.com

Media and Investor Relations Contact:

Media:	Investor Relations:
Kate Siu	Bethany Lai
media@agba.com	ir@agba.com
+852 3601 3699	+852 5529 4500

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